Exhibit 99.1

MoneyLion Reports Record Third Quarter 2022 Results

Record GAAP and Adjusted Revenue for Third Quarter 2022; Continued Progress Towards Profitability

Quarterly GAAP Revenue up 101% Year-over-Year; Adjusted Revenue up 103% Year-over-Year

Net Loss of $21.0 million in Q3 from $23.1 million in Q2; Adj. EBITDA of ($14.3) million in Q3 from ($18.5) million in Q2

New Customer Adds of 780K; Total Customers Grew 101% Year-over-Year to 5.4 million

Actioning Approximately $15 million Annualized Run-Rate Fixed Cost Savings in Q4 2022

NEW YORK, NY, November 10, 2022 – MoneyLion Inc. (“MoneyLion”) (NYSE: ML), the go-to destination for personalized financial content, products and advice, today announced financial results for the third quarter ended September 30, 2022. MoneyLion will host a conference call and webcast at 8:30 a.m. ET today. An earnings presentation and link to the webcast are available at investors.moneylion.com.

“In the third quarter, we delivered another quarter of record results,” said Dee Choubey, co-founder and CEO of MoneyLion. “We reported our seventh consecutive quarter of triple-digit Adjusted Revenue growth, while further improving our Adjusted EBITDA margin for the third consecutive quarter.”

Choubey continued, “In a challenging and complex macroeconomic environment, we continue to execute quarter after quarter, demonstrating the durability of our business model. We remain focused on optimizing our cost structure and focusing our investments on high-quality areas of our business that position us to take market share for the long run. As we look ahead, the resiliency of our business and our visibility into our path to profitability gives us confidence in our ability to position the company for profitable growth in 2023.”

“Our record third quarter Adjusted Revenue was in line with our guidance. While macroeconomic conditions have led to an increase in consumer demand for financial products, it has also led to a reduction in advertising spend across the industry in which our Enterprise customers operate. As a result, we are revising our full-year 2022 guidance and the timing of our Adjusted EBITDA breakeven target. We now expect full-year 2022 Adjusted Revenue of $320-$330 million and Adjusted EBITDA of ($70) - ($65) million. Despite these industry-wide headwinds, we continue to believe our balance sheet provides more than adequate runway through our near-term profitability and future growth goals,” said Rick Correia, MoneyLion’s Chief Financial Officer.

Financial Results (1)*

	Three Months Ended September 30,
(in thousands)	2022	2021	% Change
GAAP
Total revenues, net	$88,748	$44,217	101%
Gross profit	49,126	26,957	82%
Net income (loss)	(21,017)	(24,645)	—

Non-GAAP
Adjusted Revenue	$85,275	$41,978	103%
Adjusted Gross Profit	49,126	26,951	82%
Adjusted EBITDA	(14,346)	(20,474)	—

(in millions)
Key Operating Metrics
Total Customers	5.4	2.7	101%
Total Products	11.3	6.9	63%
Total Originations	$446	$274	63%

Total revenues, net increased 101% to $88.7 million for the third quarter of 2022 compared to the third quarter of 2021. Adjusted Revenue increased 103% to $85.3 million for the third quarter of 2022 compared to the third quarter of 2021.

Gross profit increased 82% to $49.1 million for the third quarter of 2022 compared to the third quarter of 2021. Adjusted Gross Profit increased 82% to $49.1 million for the third quarter of 2022 compared to the third quarter of 2021.

MoneyLion recorded a net loss of $21.0 million for the third quarter of 2022 versus a loss of $24.6 million in the third quarter of 2021. Adjusted EBITDA was ($14.3) million for the third quarter of 2022 versus ($20.5) million in the third quarter of 2021, when adjusted for the following non-operating costs:

	Three Months Ended September 30,
	2022	2021
	(in thousands)
Net income (loss)	$(21,017)	$(24,645)
Add back:
Interest related to corporate debt	2,896	1,627
Income tax expense (benefit)	53	(1)
Depreciation and amortization expense	6,157	486
Changes in fair value of warrant liability	(414)	5,495
Changes in fair value of subordinated convertible notes	-	(7,684)
Change in fair value of contingent consideration from mergers and acquisitions	(10,214)	-
Stock-based compensation expense	5,127	586
One-time expenses	3,068	7,183
Less:
Origination financing cost of capital	-	(3,520)
Adjusted EBITDA	$(14,346)	$(20,474)

Customer, Origination and Product Growth

Total Customers grew 101% year-over-year to 5.4 million for the third quarter of 2022. Total Products of 11.3 million was up 63% year-over-year for the third quarter of 2022. Total Originations grew 63% year-over-year to $446 million for the third quarter of 2022.

2022 Financial Guidance:

For the full year 2022, MoneyLion expects:

●	Adjusted Revenue of approximately $320 to $330 million

●	Adjusted Gross Profit margin of 55% to 60%

●	Adjusted EBITDA of approximately ($70) to ($65) million

(1) Adjusted Revenue, Adjusted Gross Profit and Adjusted EBITDA are non-GAAP measures. Refer to the definitions in the discussion of non-GAAP financial measures and the accompanying reconciliations below.

* Based on information available to MoneyLion as of the date of this release and subject to the completion of its quarterly closing procedures and review by MoneyLion’s independent registered public accounting firm.

Conference Call

MoneyLion will hold a conference call today at 8:30 a.m. ET to discuss its third quarter 2022 results. A live webcast will be available on MoneyLion’s Investor Relations website at investors.moneylion.com. Please dial into the conference 5-10 minutes prior to the start time and ask for the MoneyLion third quarter 2022 earnings call.

Toll-free dial-in number: 1-877-502-7184

International dial-in number: 1-201-689-8875

Following the call, a replay and transcript will be available on the same website.

About MoneyLion

MoneyLion is the go-to destination for personalized financial content, products and advice. MoneyLion’s mission is to rewire the financial system to positively change the path of every hard-working American. MoneyLion uses its proprietary data advantage and technology to empower its customers. MoneyLion engages and educates its customers with daily, hyper-personalized money-related and money-adjacent content that is delivered through each customer’s own content feed. MoneyLion provides its customers a full suite of financial and non-financial solutions, bundling its proprietary, low-cost financial products with products that are offered through its marketplace technology and network affiliate partners. MoneyLion also leverages its distinct data, technology, and network advantages to deliver leading embedded finance and marketplace solutions for enterprise customers. Since its founding in 2013, MoneyLion has empowered millions of Americans to take control of their finances and live their best financial life, every day.

For more information about the company, visit www.moneylion.com. For investor information and updates, visit investors.moneylion.com and follow @MoneyLionIR on Twitter.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding, among other things, MoneyLion’s financial position, results of operations, cash flows, prospects and growth strategies. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MoneyLion’s management, are subject to a number of risks and uncertainties and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of MoneyLion. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among other things, factors relating to the business, operations and financial performance of MoneyLion, including market conditions and global and economic factors beyond MoneyLion’s control, including the COVID-19 pandemic; intense and increasing competition in the industries in which MoneyLion and its subsidiaries, including Malka Media Group LLC (“MALKA”) and Even Financial Inc. (“Even Financial”), operate, and demand for and consumer confidence in MoneyLion’s products and services, including as a result of any adverse publicity concerning MoneyLion; MoneyLion’s ability to realize strategic objectives and avoid difficulties and risks of any acquisitions, strategic investments, entries into new businesses, joint ventures, divestitures and other transactions; MoneyLion’s reliance on third parties to provide services; MoneyLion’s ability to service loans or advances properly and the performance of the loans and other receivables originated through MoneyLion’s platform; MoneyLion’s ability to raise financing in the future, to comply with restrictive covenants related to its long-term indebtedness and to manage the effects of changes in the cost of capital; MoneyLion’s success in retaining or recruiting, or changing as required, its officers, key employees and directors, including its and MALKA’s ability to retain content creators; MoneyLion’s ability to comply with the extensive and evolving laws and regulations applicable to its business; risks related to the proper functioning of MoneyLion’s IT systems and data storage, including as a result of cyberattacks and other security breaches or disruptions suffered by MoneyLion or third parties upon which it relies; MoneyLion’s ability to protect its intellectual property rights; MoneyLion’s ability to comply with laws and regulations applicable to its business and the outcome of any legal or governmental proceedings that are or may in the future be instituted against MoneyLion; MoneyLion’s ability to establish and maintain an effective system of internal controls over financial reporting; and MoneyLion’s ability to maintain the listing of MoneyLion’s Class A common stock and of MoneyLion’s publicly traded warrants to purchase MoneyLion Class A common stock on the New York Stock Exchange and any volatility in the market price of MoneyLion’s securities. There may be additional risks that MoneyLion presently knows or that MoneyLion currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect MoneyLion’s expectations, plans or forecasts of future events and views as of the date of this press release. MoneyLion anticipates that subsequent events and developments will cause its assessments to change. However, while MoneyLion may elect to update these forward-looking statements at some point in the future, MoneyLion specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing MoneyLion’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as Adjusted Revenue, Adjusted Gross Profit and Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). MoneyLion management uses these non-GAAP measures for various purposes, including as measures of performance and as a basis for strategic planning and forecasting. MoneyLion believes these non-GAAP measures of financial results provide relevant and useful information to management and investors regarding certain financial and business trends relating to MoneyLion’s results of operations. MoneyLion’s method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MoneyLion does not recommend the sole use of these non-GAAP measures to assess its financial performance. MoneyLion management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MoneyLion’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review MoneyLion’s financial statements, which are included in MoneyLion’s filings with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate MoneyLion’s business.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure are set forth below. To the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, which could be material based on historical adjustments. Accordingly, a reconciliation is not available without unreasonable effort.

Definitions:

Adjusted Revenue: A non-GAAP measure, defined as total revenues, net plus amortization of loan origination costs less provision for loss on subscription receivables, provision for loss on fees receivables and revenue derived from phased out products.

Adjusted Gross Profit: A non-GAAP measure, defined as gross profit less revenue derived from phased out products.

Adjusted EBITDA: A non-GAAP measure, defined as net income (loss) plus interest expense related to corporate debt, income tax expense (benefit), depreciation and amortization expense, change in fair value of warrants, change in fair value of subordinated convertible notes, change in fair value of contingent consideration from mergers and acquisitions, stock-based compensation and one-time expenses less origination financing cost of capital.

Total Customers: Defined as the cumulative number of customers that have opened at least one account, including banking, membership subscription, secured personal loan, cash advance, managed investment account, cryptocurrency account and customers that are monetized through our marketplace and affiliate products. Total Customers also include customers that have submitted for, received or clicked on at least one marketplace loan offer. Previously, Total Customers included all customers that submitted for or clicked on an offer through our marketplace but were not necessarily monetized, which we changed beginning in the third quarter of 2022 in order to more accurately reflect management’s view of our customers. Total Customers for all prior periods have been recast to present the updated definition of Total Customers.

Total Products: Defined as the total number of products that our Total Customers have opened, including banking, membership subscription, secured personal loan, cash advance, managed investment account, cryptocurrency account and monetized marketplace and affiliate products, as well as customers who signed up for our financial tracking services (with either credit tracking enabled or external linked accounts), whether or not the customer is still registered for the product. Total Products also include marketplace loan offers that our Total Customers have submitted for, received or clicked on through our marketplace. If a customer has funded multiple secured personal loans or cash advances or opened multiple products through our marketplace, it is only counted once for each product type. Previously, Total Products included all products for which our Total Customers submitted or clicked on an offer but were not necessarily monetized, which we changed beginning in the third quarter of 2022 in order to more accurately reflect management’s view of our products. Total Products for all prior periods have been recast to present the updated definition of Total Products.

Total Originations: Defined as the dollar volume of the secured personal loans originated and cash advances funded within the stated period.

Enterprise Partners: Composed of Product Partners and Channel Partners. Product Partners are financial institutions and financial service providers. Channel Partners are organizations that allow us to reach a wide base of consumers, including but not limited to news sites, content publishers, product comparison sites and financial institutions.

MONEYLION, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollar amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Service and subscription revenue	$86,397	$41,923	$238,366	$109,810
Net interest income on loan receivables	2,351	2,294	7,436	5,717
Total revenue, net	88,748	44,217	245,802	115,527
Operating expenses
Provision for credit losses on consumer receivables	27,428	15,238	77,453	36,644
Compensation and benefits	25,619	15,471	74,160	30,700
Marketing	6,954	13,531	27,847	27,060
Direct costs	28,837	10,885	79,427	31,331
Professional services	7,546	4,678	21,486	12,715
Technology-related costs	5,327	1,498	15,241	5,954
Other operating expenses	11,209	8,261	31,820	10,618
Total operating expenses	112,920	69,562	327,434	155,022
Net loss before other (expense) income and income taxes	(24,172)	(25,345)	(81,632)	(39,495)
Interest expense	(7,880)	(1,627)	(21,638)	(4,947)
Change in fair value of warrant liability	414	(5,495)	7,275	(54,285)
Change in fair value of subordinated convertible notes	—	7,684	—	(41,877)
Change in fair value of contingent consideration from mergers and acquisitions	10,214	—	14,034	—
Other income (expense)	460	137	(447)	3,405
Net loss before income taxes	(20,964)	(24,646)	(82,408)	(137,199)
Income tax expense (benefit)	53	(1)	(28,348)	41
Net loss	$(21,017)	$(24,645)	$(54,060)	$(137,240)

MONEYLION, INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollar amounts in thousands)

	September 30,	December 31,
	2022	2021
Assets
Cash	$126,369	$201,763
Restricted cash, including amounts held by variable interest entities (VIEs) of $61,260 and $39,396	62,840	44,461
Consumer receivables	152,718	153,741
Allowance for credit losses on consumer receivables	(22,633)	(22,323)
Consumer receivables, net, including amounts held by VIEs of $101,981 and $92,796	130,085	131,418
Enterprise receivables	20,825	6,002
Property and equipment, net	2,896	1,801
Intangible assets, net	205,670	25,124
Goodwill	161,261	52,541
Other assets	48,854	28,428
Total assets	$758,800	$491,538
Liabilities and Stockholders’ Equity
Liabilities:
Secured loans	$88,508	$43,591
Accounts payable and accrued liabilities	54,049	36,868
Warrant liability	985	8,260
Other debt, including amounts held by VIEs of $153,137 and $143,000	153,137	143,000
Other liabilities	60,051	38,135
Total liabilities	356,730	269,854
Commitments and contingencies (Note 16)
Redeemable convertible preferred stock (Series A), $0.0001 par value; 45,000,000 and 0 shares authorized as of September 30, 2022 and December 31, 2021, respectively, 25,655,579 shares issued and outstanding as of September 30, 2022 and 0 shares issued and outstanding as of December 31, 2021	173,142	—
Stockholders’ equity:
Class A Common Stock, $0.0001 par value; 2,000,000,000 shares authorized as of September 30, 2022 and December 31, 2021, 254,337,896 and 253,367,896 issued and outstanding, respectively, as of September 30, 2022 and 231,452,448 and 230,482,448 issued and outstanding, respectively, as of December 31, 2021	25	23
Additional paid-in capital	761,576	701,234
Accumulated deficit	(522,973)	(469,873)
Treasury stock at cost, 970,000 shares at September 30, 2022 and December 31, 2021	(9,700)	(9,700)
Total stockholders’ equity	228,928	221,684
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$758,800	$491,538

MONEYLION, INC AND SUBSIDIARIES

RECONCILIATION OF REVENUE TO ADJUSTED REVENUE

(dollar amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Total revenues, net	$88,748	$44,217	$245,802	$115,527
Add back:
Amortization of loan origination costs	335	464	802	1,039
Less:
Provision for credit losses on receivables - subscription receivables	(1,256)	(1,025)	(4,018)	(2,204)
Provision for credit losses on receivables - fees receivables	(2,553)	(1,671)	(6,758)	(3,563)
Revenue derived from products that have been phased out	(0)	(6)	(21)	119
Adjusted Revenue	$85,275	$41,978	$235,808	$110,917

MONEYLION, INC AND SUBSIDIARIES

RECONCILIATION OF REVENUE TO ADJUSTED GROSS PROFIT

(dollar amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Total revenue, net	$88,748	$44,217	$245,802	$115,527
Less:
Cost of Sales
Direct costs	(28,837)	(10,885)	(79,427)	(31,331)
Provision for credit losses on receivables - subscription receivables	(1,256)	(1,025)	(4,018)	(2,204)
Provision for credit losses on receivables - fees receivables	(2,553)	(1,671)	(6,758)	(3,563)
Technology related costs	(2,410)	(1,633)	(7,396)	(4,493)
Professional services	(1,665)	(978)	(3,850)	(2,460)
Compensation and benefits	(2,780)	(1,015)	(6,451)	(2,805)
Other operating expenses	(121)	(54)	(344)	(163)
Gross Profit	$49,126	$26,957	$137,559	$68,506
Less:
Revenue derived from products that have been phased out	(0)	(6)	(21)	119
Adjusted Gross Profit	$49,126	$26,951	$137,538	$68,625

MONEYLION, INC AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(dollar amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$(21,017)	$(24,645)	$(54,060)	$(137,240)
Add back:
Interest related to corporate debt	2,896	1,627	6,937	4,947
Income tax expense (benefit)	53	(1)	(28,348)	41
Depreciation and amortization expense	6,157	486	15,584	1,502
Changes in fair value of warrant liability	(414)	5,495	(7,275)	54,285
Changes in fair value of subordinated convertible notes	-	(7,684)	-	41,877
Change in fair value of contingent consideration from mergers and acquisitions	(10,214)	-	(14,034)	-
Stock-based compensation expense	5,127	586	13,643	2,425
One-time expenses	3,068	7,183	9,887	6,247
Less:
Origination financing cost of capital	-	(3,520)	-	(9,364)
Adjusted EBITDA	$(14,346)	$(20,474)	$(57,669)	$(35,280)

Contacts

Sean Horgan

Head of Investor Relations, MoneyLion

O: (332) 258-7621

shorgan@moneylion.com

MoneyLion Communications

pr@moneylion.com